Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3, of our report dated March 13, 2013 on the consolidated financial statements of MeetMe, Inc. and Subsidiaries as of December 31, 2012 and for the year then ended, appearing in the annual report on Form 10-K of MeetMe, Inc. for the year ended December 31, 2013 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 4, 2014